Exhibit 99.1

AspenBio Pharma to Proceed with FDA 510(k) Application for AppyScore™

Management to Host Conference Call Today at 4:30 ET

CASTLE ROCK, CO., March 12, 2009 — AspenBio Pharma, Inc. (Nasdaq: APPY), an emerging bio-pharmaceutical company dedicated to the development of novel drugs and diagnostics for humans and animals, today reported additional information and planned next steps for advancing its AppyScore™ product through the Food and Drug Administration (“FDA”) application and clearance process following the recently completed pivotal clinical trial. AppyScore™ is the world’s first blood-based test being developed as an aid in the diagnosis of human appendicitis. Based upon the assessment to date, the following key points are made:

•	The company confirms its plan to file a 510(k) with the FDA to seek clearance of the AppyScore ELISA product used in the pivotal trial as soon as the extensive filing application can be completed and reviewed by the Company’s regulatory advisors.

•	AspenBio expects that the product indication will be as an, “Aid in the Diagnosis of Appendicitis”, to be used in conjunction with other physical and laboratory tests.

•	The clinical trial data analysis supports that the AppyScore analyte MRP8/14, provides valuable clinical information in the diagnosis of patients with lower right quadrant abdominal pain.

•	AspenBio believes that the AppyScore test, upon commercialization, will have a sensitivity and negative predictive value of greater than 90%.

•	Data from the pivotal trial also demonstrated that when the AppyScore is interpreted in combination with other commonly used indicators, such as white blood count (WBC) the sensitivity and negative predictive value will be higher.

In order to analyze the trial data and best determine the appropriate next steps the Company has engaged the assistance of an additional highly experienced FDA consulting group, Becker & Associates Consulting, Inc. Becker & Associates has extensive expertise in medical devices, including in vitro diagnostic devices. The Becker team’s lead consultant working with AspenBio is a 24 year veteran of the FDA, including serving as Deputy Director for Science and Regulatory Policy in FDA’s Center for Devices and Radiological Health’s Office of Device Evaluation (ODE).

The preliminary data as disclosed on January 20, 2009 has been further studied and the findings of the study can now be clarified. This pivotal study included an unexpected number of patients who presented with mild appendicitis when compared to peer reviewed published literature statistics. This was especially prevalent at one of the hospital sites which enrolled the largest number of patients in the study. While these factors reduced the sensitivity of the test in this study population (as one might expect for a marker related to disease progression), it has been concluded that the trial results are statistically valid and supportable and favorably demonstrate the linear relationship between the AppyScore level and pathologically proven appendicitis in patients with acute abdominal pain.

Daryl Faulkner, executive chairman of AspenBio, noted: “In making this decision to proceed we have analyzed an extensive amount of data from numerous perspectives over the past weeks and retested several key elements of the product and its performance aspects and remain convinced that AppyScore, in conjunction with other standard diagnostic approaches, can and will provide the physician with an important new tool to aid in the diagnosis of appendicitis. While the path to file the AppyScore 510(k) with the FDA for clearance has been determined, there can be no assurance that such clearance will be obtained nor the timeline. Additionally, prior to such clearance, the FDA may request additional information and / or clarification of data. The company, in consultation with its FDA advisors, believes that the 510(k) application may be determined by the FDA to be a de novo product submission allowing the application to proceed even if a predicate device is not available. If this happens, we believe there may be benefits to this determination, which could include future flexibility to introduce product upgrades.”

The company’s commercialization plan to maximize the value and effectiveness of the AppyScore product is to advance the FDA 510(k) clearance process based upon the recent trial data and simultaneously complete development and testing of the rapid assay with reader instrument. This reader instrument is in late prototype development and has many features and benefits over the current ELISA test. Such benefits include rapid results in 15 minutes or less, a fully integrated stand alone assay system that significantly reduces operator dependence and a design to interface with the hospital’s LIS system. We are presently estimating that clinical trials of this rapid assay with reader instrument device will commence as soon as development is complete. These trials will be designed to support the 510(k) application for this platform, as well as to provide physicians with additional information on the utility of this product.

AspenBio Patent Issuance

AspenBio also announced that on March 10, 2009, the United States Patent and Trademark Office issued AspenBio’s patent directed to methods relating to its appendicitis diagnostic technology. This patent, No. 7,501,256, is entitled ‘Methods and Devices for Diagnosis of Appendicitis’.

Conference Call

The company will hold a conference call today at 4:30 PM Eastern Time to discuss these developments and related plans. AspenBio management will host the presentation, followed by a question and answer period. Please call the conference telephone number 5-10 minutes prior to the start time:

U.S./Canada: 800-895-0231
International: 785-424-1054
Conference ID: 7ASPENBIO

An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

An audio replay of the call will be available for seven days following the call:

U.S./Canada: 800-723-0479
International: 402-220-2650

About AspenBio Pharma, Inc.

AspenBio Pharma is an emerging bio-pharmaceutical company dedicated to the discovery, development, manufacture and marketing of novel proprietary products. The company continues to advance development and testing of its blood-based human diagnostic tests designed as an aid in the diagnosis of human appendicitis. AspenBio Pharma was originally formed to produce purified proteins for diagnostic applications and has successfully leveraged this foundational science and technology expertise to rapidly develop an enviable late-stage pipeline of several novel reproduction hormone analogs for wide-ranging therapeutic use initially in bovine and equine species. For more information, go to http://www.aspenbiopharma.com.

Forward-Looking Statements

This news release includes “forward-looking statements” of AspenBio Pharma, Inc. (“APPY”) as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including statements regarding the ability to successfully complete the clinical trial data assessments required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test as well as the animal products and other new products, execute agreements required to successfully advance the company’s objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, obtain and enforce intellectual property rights, and realization of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APPY’s recent filings with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey, Vice Chairman
Tel 303-722-4008

Investor Relations:
Liolios Group, Inc.
Scott Liolios or Ron Both
Tel 949-574-3860